UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On September 20, 2007, Cytomedix issued the press release attached as Exhibit 99.1 announcing that the Food and Drug Administration has granted marketing clearance for the AutoloGelTM System. The indications for use are as follows:  “Under the supervision of a healthcare professional, the PRP gel produced by the AutoloGel™ System is suitable for exuding wounds, such as leg ulcers, pressure ulcers, diabetic ulcers and for the management of mechanically or surgically-debrided wounds.”

Cytomedix will hold a conference call and webcast with members of the investment community at 11:00 a.m., eastern time, Wednesday, September 26, 2006, to discuss the FDA clearance and other company developments. To participate, interested parties should dial 1-877-407-9205 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix, Inc. conference call. International callers should dial 201-689-8054.

The conference call may also be accessed by means of a live audio Web cast on the Company's web site at http://www.cytomedix.com or at http://www.vcall.com, the Web cast service provider. The conference audio cast will also be available for replay on both Web sites for 30 days from the date of the broadcast.

Access to a recording will also be available for seven days following the conference call. Dial 1-877-660-6853 to access playback. For international callers, dial 201-612-7415. Enter account number 286. The pass code I.D. is 256577.

The press release announcing the conference call and webcast is attached as Exhibit 99.2.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No. Description

Exhibit 99.1 Press Release of Cytomedix, Inc., dated September 20, 2007.

Exhibit 99.2 Press Release of Cytomedix, Inc., dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

Date: September 24, 2007	By:	/s/ Andrew S. Maslan
Andrew S. Maslan
Title Chief Financial Officer